SCHEDULE 1

            To Amended and Restated Investment Advisory Agreement
           dated April 17, 2000 between The Bear Stearns Funds and
                      Bear Stearns Asset Management Inc.



                                              Annual Fee as a Percentage
Name of Series                               of Average Daily Net Assets
------------------------------------         ----------------------------
Alpha Growth Portfolio                                  0.65%
High Yield Total Return Portfolio                       0.60%
Income Portfolio                                        0.45%
International Equity Portfolio                          1.00%
Intrinsic Value Portfolio                               0.75%
Prime Money Market Portfolio                            0.20%
S&P STARS Opportunities Portfolio                       0.75%
S&P STARS Portfolio                                     0.75%
Small Cap Value Portfolio                               0.75%
The Insiders Select Fund                            See Schedule 2



Amended as of May 6, 2002